AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 18, 2003
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO.)

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     [ ]  Confidential, For Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
     [ ]  Definitive Proxy Statement
     |X|  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to Rule 14a-12

                              HERCULES INCORPORATED
                (Name of Registrant as Specified in Its Charter)

             THE HERCULES SHAREHOLDERS' COMMITTEE FOR NEW MANAGEMENT
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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            THE HERCULES SHAREHOLDERS' COMMITTEE FOR NEW MANAGEMENT
                                                     ---
                      17 State Street, New York, NY 10004

                                   MEMORANDUM
                                   ----------

To: Fellow Hercules Shareholders                             Date: July 17, 2003

     We understand that Joyce has suggested, both to ISS and a number of Hercules shareholders, that a refinancing prior to the BetzDearborn sale may not have been available -- and if so, only in connection with a risky two-step procedure where the Company would not be able to rely on the second step being completed. Nothing could be further from the truth.

     We are enclosing a copy of a portion of the December 2001 Hercules Board minutes concerning this matter, where a top executive of a leading money center bank offered to underwrite the $1.2 billion refinancing, and a copy of the bank's December 12, 2001 presentation to the Board. He indicated at the same time that there was another option, involving a two-step, $800 million and $400 million, refinancing -- which might prove to be somewhat more cost efficient. Ultimately, the Company elected to pursue the two-step alternative and negotiated term sheets and selected bank leadership. Parenthetically, there was nothing risky in the two-step refinancing, for lenders would never have funded into the first step without an assurance that the second step would be completed. Even if this were not the case, the one step was always available.

     We are also enclosing a copy of management's February 11, 2002 Board presentation concerning the refinancing, including term sheets which were negotiated, and a copy of a portion of the Board minutes concerning the BetzDearborn sale in which Joyce stressed that "the company is no longer in a crisis mode and the company can do whatever the Board decides to do."

     We are also enclosing correspondence between Joyce and Mr. Heyman, in which Joyce separately acknowledged the availability of the refinancing.

     There is also supplemental data that was presented at the December 12, 2001 Board meeting, which highlights the attractiveness of the high yield market and in particular, the attractiveness for chemical industry issuers, which we have not included. This information can be made available upon request. If you have any questions please call Georgeson Shareholder Communications Inc., our proxy solicitation agent, toll-free, at 1-866-288-2190 (banks and brokerage firms please call 1-212-440-9800).


/s/ Samuel J. Heyman   /s/ Harry Fields   /s/ Anthony T. Kronman   /s/ Sunil Kumar
--------------------   ----------------   ----------------------   --------------------
    Samuel J. Heyman       Harry Fields       Anthony T. Kronman       Sunil Kumar


/s/ Gloria Schaffer    /s/ Vincent Tese   /s/ Raymond S. Troubh    /s/ Gerald Tsai, Jr.
--------------------   ----------------   ----------------------   --------------------
    Gloria Schaffer        Vincent Tese       Raymond S. Troubh        Gerald Tsai, Jr.

enclosures

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